UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 12, 2006

VALLEY FINANCIAL CORPORATION

VIRGINIA	000-28342	54-1702380
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

36 Church Avenue, S.W.

Roanoke, Virginia 24011

(Address of principal executive offices)

(540) 342-2265

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On January 11, 2006 Valley Financial Corporation (the”Company”) entered into severance agreements with the following executive officers: Kimberly B. Snyder, Senior Vice President and Chief Financial Officer, Connie W. Stanley, Senior Vice President and Chief Retail Banking Officer, Mary P. Hundley, Senior Vice President and Chief Risk Officer, Catherine J. Hartman, Senior Vice President and Chief Credit Officer, Penny Y. Goodwin, Senior Vice President and Chief Strategic Planning Officer, John T. McCaleb, Senior Vice President and Chief Lending Officer and JoAnn M. Lloyd, Senior Vice President and Chief Information Officer. Each severance agreement provides that, if the executive’s employment is terminated by the Company without cause or by the employee with good reason (as these terms are defined in the agreement), the Company will make a severance payment to the executive equal to two times the executive’s annual salary as then in effect. The agreements contain other terms, including a non competition agreement if the executive’s employment is terminated other than by the executive for good reason.

The Company’s common stock is traded over the counter under the symbol VYFC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FINANCIAL CORPORATION

Date: January 12, 2006	/s/ Kimberly B. Snyder
Kimberly B. Snyder, Senior Vice President and Chief Financial Officer